RADIUS  EXPLORATIONS  LTD.

                    (A Development Stage Company)

            INTERIM  CONSOLIDATED  FINANCIAL  STATEMENTS

                         SEPTEMBER 30, 2002

                (Unaudited - Prepared by Management)

                   (Expressed in Canadian Dollars)


--------------------------------------------------------------------


                      RADIUS EXPLORATIONS LTD.
                    (A development Stage Company)
                 INTERIM CONSOLIDATED BALANCE SHEETS
                      AS AT SEPTEMBER 30, 2002
                (Unaudited - Prepared by Management)
                   (Expressed in Canadian Dollars)


                                 September 30,    December 31,
                                      2002            2001
                         ASSETS
CURRENT
 Cash and short-term deposits     $   848,092      $ 2,620,116
 Accounts Receivable                  105,529           62,384
 Due from related parties              78,314          153,608
 Prepaid expenses and deposits         56,944           71,757
                                  ___________      ___________

                                    1,088,879        2,907,865
CAPITAL ASSETS                         50,421           66,006
ADVANCES FOR EXPLORATION COSTS             -            43,792
DEFERRED EXPLORATION COSTS          6,482,007        5,087,394
                                  ___________      ___________
                                  $ 7,621,307      $ 8,105,057
                                  ===========      ===========

                        LIABILITIES
CURRENT
 Accounts Payable and
 Accrued liabilities              $   104,432      $   207,563
                                  ___________      ___________

                  SHAREHOLDERS' EQUITY

SHARE CAPITAL                      10,669,379       10,700,879
DEFICIT                            (3,182,504)      (2,803,385)
                                  ____________     ____________
                                  $ 7,516,875      $ 7,897,494
                                  ____________     ____________
                                  $ 7,621,307      $ 8,105,057
                                  ============     ============

APPROVED BY THE DIRECTORS:


_____"signed"_____, Director     _____"signed"_____, Director
Simon T. Ridgway                 Mario Szotlender


--------------------------------------------------------------------


                      RADIUS EXPLORATIONS LTD.
                    (A Development Stage Company)
             INTERIM CONSOLIDATED STATEMENTS OF DEFICIT
         FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002
                (Unaudited - Prepared by Management)
                   (Expressed in Canadian Dollars)

                   Three Month Period       Nine Month Period
                   Ended September 30,      Ended September 30,
                   _____________________    ______________________
                      2002       2001          2002        2001
                  __________  __________    __________  __________

DEFICIT-BEGINNING
OF PERIOD         $3,042,076  $1,998,423    $2,803,385  $1,697,645

Net loss for
the period           140,428     382,417       379,119     683,195
                  __________  __________    __________  __________
DEFICIT - END OF
PERIOD            $3,182,504  $2,380,840    $3,182,504  $2,380,840
                  ==========  ==========    ==========  ==========


--------------------------------------------------------------------


                      RADIUS EXPLORATIONS LTD.
                    (A Development Stage Company)
            INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002
                (Unaudited - Prepared by Management)
                   (Expressed in Canadian Dollars)

                       Three Month Period     Nine Month Period
                       Ended September 30,    Ended September 30,
                       _____________________  ______________________
                          2002       2001        2002        2001
                      __________  __________  __________  __________


REVENUE
Consulting income     $     --    $          $    14,586  $   18,004
Interest income             --        24,659      13,918      34,628
                      __________  __________  __________  __________
                            --        24,659      28,504      52,632
                      __________  __________  __________  __________

EXPENSES
Accounting and audit       3,700        --         3,700        --
Amortization               5,195         159      15,585      2,399
Bank charges
and interest                 526         295       1,811      1,114
Consulting fees           15,000      65,000      45,000     69,333
Foreign currency
exchange                    (780)       (601)      3,151     (2,522)
Legal                        --          845         202      4,327
Management fees            7,500       7,500      22,500     22,500
Office and
miscellaneous              2,048       5,349      19,399     15,662
Public relations          38,213     208,985      61,953    277,952
Regulatory and stock
exchange fees             13,104       1,638      14,527      7,758
Rent and utilities         6,437      13,467      29,919     40,401
Repair and maintenance     3,092       3,044      12,440     10,652
Salaries and wages        32,650      93,946     147,283    249,248
Telephone and fax          1,445       4,569       8,064     13,868
Transfer agent fees        1,536       2,781       4,240      6,277
Travel and
accommodation             10,762         --       17,849      7,380
                      __________  __________  __________  _________
                         140,428     406,977     407,623    726,349
                      __________  __________  __________  _________

LOSS BEFORE OTHER ITEM   140,428     382,318     379,119    673,717
Other item
Deferred exploration
costs written-off            --           99         --       9,478
                      __________  __________  __________  _________
NET LOSS FOR THE
PERIOD                $  140,428  $  382,417  $  379,119  $ 683,195
                      ==========  ==========  ==========  =========
LOSS PER SHARE        $     0.01  $     0.02  $     0.02  $    0.05
                      ==========  ==========  ==========  =========


--------------------------------------------------------------------


                      RADIUS EXPLORATIONS LTD.
                    (A Development Stage Company)
            INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002
                (Unaudited - Prepared by Management)
                   (Expressed in Canadian Dollars)

                       Three Month Period     Nine Month Period
                       Ended September30,     Ended September 30,
                       _____________________  ______________________
                          2002       2001        2002        2001
                      __________  __________  __________  __________


OPERATING ACTIVITIES
Net loss for the
period                 $(140,428)  $(382,417) $(379,119)  $(683,195)
Items not involving
cash
Amortization               5,195         159     15,585       2,399
Write-off of mineral
property                     --           99         --       9,478
                      __________  __________  __________  __________
                        (135,233)   (382,159)  (363,534)   (671,318)
Changes in non-cash
Working capital items    (63,427)     39,662   (131,463)   (339,592)
                      __________  __________  __________  __________
                        (198,660)   (342,497)  (494,997) (1,010,910)
                      __________  __________  __________  __________

FINANCING ACTIVITIES
Proceeds on issuance
of common shares            --    1,884,750         --    6,453,000
Issue costs of
common shares                --     (27,850)     (1,500)    (47,874)
                      __________  __________  __________  __________
                            --    1,856,900      (1,500)  6,405,126
                      __________  __________  __________  __________

INVESTING ACTIVITIES
Advances for
exploration costs        34,729     (12,525)     43,792     (81,416)
Due from related
parties                 (26,227)     (8,998)     75,294     (28,611)
Expenditures on
deferred exploration
costs                  (576,546)   (892,562) (1,394,613) (2,481,261)
Purchase of capital
assets                      --          --           --      (1,149)
                      __________  __________  __________  __________
                       (568,044)   (914,085) (1,275,527) (2,592,437)

INCREASE (DECREASE)
IN CASH                (766,704)    600,318  (1,772,024)  2,801,779
Cash - beginning
of period             1,614,796   2,748,041   2,620,116     546,580
                      __________  __________  __________  __________
CASH - END OF PERIOD $  848,092  $3,348,359  $  848,092  $3,348,359
                      ==========  ==========  ==========  ==========


--------------------------------------------------------------------


                      RADIUS EXPLORATIONS LTD.
                    (A Development Stage Company)
     INTERIM CONSOLIDATED SCHEDULE OF DEFERRED EXPLORATION COSTS
         FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2002
                (Unaudited - Prepared by Management)
                   (Expressed in Canadian Dollars)

                                             Nine Month    Year
                     Guatemala               Period Ended  Ended
          __________________________________ Sept.30,      Dec.31,
          JV PROJECTS  HOLLY      OTHER      2002          2001
          ___________  _____      _____      _______       ______

BALANCE -
BEGINNING
OF PERIOD $4,941,611  $   25,558  $  120,225  $5,087,394  $2,003,046
          __________  __________  __________  __________  __________

ACQUISITION COSTS
Shares           --          --          --          --      100,000
Cash         123,249         --       43,792     167,041     491,052
          __________  __________  __________  __________  __________
             123,249         --       43,792     167,041     591,052

EXPENDITURES DURING THE PERIOD
Automobile        --      10,970      22,405      33,375      94,829
Camp, food
and supplies      --       6,389      30,885      37,274      79,723
Drafting,
maps and
printing       1,150      25,334      13,912      40,396     142,828
Drilling      21,144     129,674        --       150,818     330,313
Equipment         --         362       3,834       4,196       8,104
Equipment
rental            --       6,075         635       6,710      84,031
Exploration
administration   110       1,638       7,014       8,762      19,132
Geochemistry     975      45,429      64,089     110,493     202,039
Geological
consulting    18,789     219,192     220,136     458,117     839,760
Geophysics        --      43,338          --      43,338          --
Legal and
accounting    15,790       6,888      26,186      48,864      93,231
Licenses,
rights and
taxes          2,300       1,489      32,471      36,260      76,781
Materials         --       3,522       4,787       8,309      29,782
Medical
expenses         263      14,509      20,010      34,782      42,638
Property
payments          57          --          --          57      41,544
Rent and
utilities         --          --      25,051      25,051      60,780
Repair and
maintenance       --         419       3,786       4,205       9,595
Salaries
and wages      2,567      34,071      37,424      74,062     163,003
Shipping          81          41         890       1,012       2,528
Telephone
and
communications    --       2,584      17,765      20,349      39,947
Travel and
accommodations    --      41,157      39,985      81,142     188,073
          __________  __________  __________  __________  __________
              63,226     593,081     571,265   1,227,572   2,548,661
          __________  __________  __________  __________  __________

EXPENDITURES WRITTEN-OFF
                  --          --          --          --      55,365
          __________  __________  __________  __________  __________
BALANCE - END OF PERIOD
          $5,128,086  $  618,639  $  735,282  $6,482,007  $5,087,394
          ==========  ==========  ==========  ==========  ==========


--------------------------------------------------------------------


Radius Explorations Ltd.
Notes to the Interim Consolidated Financial Statements
(Unaudited - Prepared by Management)
Nine Month Period Ended September 30, 2002


1.  Basis of Presentation

     The consolidated financial statements contained herein include the accounts of Radius Explorations Ltd. and its wholly-owned subsidiaries located in Guatemala and Mexico.

     The interim period consolidated financial statements have been prepared by the Company in accordance with Canadian generally accepted accounting principles. All financial summaries included are presented on a comparative and consistent basis showing the figures for the corresponding period in the preceding year. The preparation of financial data is based on accounting principles and practices consistent with those used in the preparation of the annual financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These interim period statements should be read together with the audited financial statements and the accompanying notes included in the Company's latest annual report. In the opinion of the Company, its unaudited interim consolidated financial statements contain all adjustment necessary in order to present a fair statement of the results of the interim periods presented.


2.  Nature of Operations

     The Company was incorporated on September 09, 1997 and is or has been engaged in acquisition and exploration of mineral properties in Canada, Guatemala and Mexico. The amounts shown for the mineral properties represent costs incurred to date and do not reflect present or future values. The Company is in the process of exploring its mineral properties and has not yet determined whether the properties contain reserves that are economically recoverable. Accordingly, the recoverability of these capitalized costs is dependant upon the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete their development and upon future profitable production.


3.  Loss Per Share

     The basic loss per share is based on the weighted average number of shares outstanding. The fully diluted loss per share is not presented as it would be anti-dilutive.


4.  Due From Related Parties

     The amounts are due from companies related by common directors and are for the sharing of office space and administrative overhead. These amounts are non-interest bearing and have no fixed repayment terms.


5.  Related Party Transactions

     The Company entered into the following transactions with related parties:

     a. Paid $88,125 (September 30, 2001 - $100,125) in geological consulting fees, which have been capitalized to deferred exploration costs, to a company controlled by a director and a director of the Company.

     b. Paid $22,500 (September 30, 2001 - $22,500) in management fees to a company controlled by a director.

     c.   Paid $31,209 (September 30, 2001 - $35,400) for
          administrative services to a director and officer of the Company.


6.  Segmented Information

     The Company's business is the acquisition, exploration and development of mineral resource properties. Foreign geographic segments are engaged in exploration and development activities and have not commenced any material operating activities. Details of identifiable assets by geographic segments are as follows:



                      Nine Month Period Ended            Year Ended
                           September 30, 2002     December 31, 2002
                      _______________________     _________________

     Capital Assets
     Guatemala                     $   50,421            $   66,006
                                   ==========            ==========

     Deferred Exploration Costs
     Guatemala                     $6,482,007            $5,087,394
                                   ==========            ==========